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                                                                    Exhibit 4.1


                              CERTIFICATE OF TRUST
                               OF TDS CAPITAL III


     This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

1.  The name of the trust created hereby is: TFS Capital III (the "Trust")

2. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is:

                     First Chicago Delaware Inc.
                     300 King Street
                     Wilmington, Delaware 19801

3.  This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, all of the trustees of the Trust have duly executed this Certificate of Trust as of October ___, 1997.


FIRST CHICAGO DELAWARE INC.,              THE FIRST NATIONAL BANK OF
as trustee                                CHICAGO, as trustee


By:                                       By:
    ----------------------------              ------------------------------
    Name:                                     Name:
    Title:                                    Title:


MURRAY L. SWANSON, as trustee


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